                                                                     EXHIBIT 1.2



                                WARRANT AGREEMENT




                                   DATED AS OF

                                DECEMBER __, 1999

                                     BETWEEN

                                 TRUETIME, INC.


                                       AND


                             C.E. UNTERBERG, TOWBIN








                       ----------------------------------
                                  Warrants for
                                 Common Stock of
                                 TrueTime, Inc.

                       ----------------------------------

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   Definitions

        Section 1.01          Definitions                                      1
        Section 1.02          Other Definitions                                3
        Section 1.03          Rules of Construction                            3

                                    ARTICLE 2
                              Warrant Certificates

        Section 2.01          Form and Dating                                  3
        Section 2.02          Legend                                           4
        Section 2.03          Execution                                        4
        Section 2.04          Registration                                     4
        Section 2.05          Transfer and Exchange                            5
        Section 2.06          Replacement Certificates                         6

                                    ARTICLE 3
                                 Exercise Terms

        Section 3.01          Exercise Price                                   6
        Section 3.02          Exercise Periods                                 6
        Section 3.03          Expiration                                       7
        Section 3.04          Manner of Exercise                               7
        Section 3.05          Issuance of Warrant Shares                       7
        Section 3.06          Fractional Warrant Shares                        8
        Section 3.07          Reservation of Warrant Shares                    8
        Section 3.08          Compliance with Law                              9

                                    ARTICLE 4
                             Antidilution Provisions

        Section 4.01          Changes in Common Stock                          9
        Section 4.02          Cash Dividends and Other Distributions           9
        Section 4.03          Rights Issued to All Holders of Common Stock    10
        Section 4.04          Other Issuances of Common Stock or Rights       11
        Section 4.05          Combination; Liquidation                        12
        Section 4.06          Superseding Adjustment                          13
        Section 4.07          Minimum Adjustment                              13
        Section 4.08          Notice of Adjustment                            13
        Section 4.09          Notice of Certain Transactions                  14
        Section 4.10          Adjustment to Warrant Certificate               14

                                   ARTICLE 5
                              Registration Rights

        Section 5.01          Effectiveness of Registration Statements        15
        Section 5.02          Blue Sky                                        16
        Section 5.03          Accuracy of Disclosure                          16
        Section 5.04          Indemnification                                 17
        Section 5.05          Additional Acts                                 20
        Section 5.06          Expenses                                        20

                                    ARTICLE 6
                                  Miscellaneous

        Section 6.01          SEC Reports and Other Information               22
        Section 6.02          Persons Benefitting                             22
        Section 6.03          Rights of Holders                               22
        Section 6.04          Amendment                                       22
        Section 6.05          Notices                                         22
        Section 6.06          Governing Law                                   23
        Section 6.07          Successors                                      23
        Section 6.08          Multiple Originals                              23
        Section 6.09          Table of Contents                               23
        Section 6.10          Severability                                    24


                                    EXHIBITS

        Exhibit A             Form of Face of Warrant Certificate

         This WARRANT AGREEMENT, dated as of [December] ___, 1999 (this "Agreement"), is between TRUETIME, INC., a Delaware corporation (the "Company"), and C.E. UNTERBERG, TOWBIN (the "Underwriter").

         WHEREAS, the Company desires to issue to the Underwriter warrants (the "Warrants") to purchase 200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") in connection with an initial public offering by the Company of 3,000,000 shares of the Common Stock (including shares offered by the selling stockholder, but excluding shares offered pursuant to the over-allotment option (the "Shares")).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01.  DEFINITIONS.

         "AFFILIATE" of any Person means any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be decreed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "BOARD" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "BUSINESS DAY" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

         "CASHLESS EXERCISE RATIO" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

         "COMBINATION" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to another Person.

         "CURRENT MARKET VALUE" per share of Common Stock or any other security at any date means: (i) if the security is not registered under the Exchange Act,
(a) the value of the security, determined in good faith by the Board and certified in a Board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company, the closing of which occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert; or (ii) if the security is registered under the Exchange Act, the arithmetic mean average of the last reported sale price of the Common Stock on the Nasdaq National Market or any other exchange or market on which the Common Stock is traded (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the arithmetic mean average of the last reported sale prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available (provided, however, that if the closing bid price is not determinable for at least 10 Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "EXERCISE DATE" means the day on which the Warrants are exercised pursuant to Section 3.04.

         "ISSUE DATE" means the date on which the Warrants are initially issued.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "SEC" means the Securities and Exchange Commission, or any successor agency or body performing substantially similar functions.

         "SECURITIES ACT" means the Securities Act of 1933.

         "WARRANT CERTIFICATES" mean the registered certificates issued by the Company under this Agreement representing the Warrants.

         "WARRANT SHARES" mean the shares of Common Stock (and any other securities) for which the Warrants are exercisable.

         SECTION 1.02. OTHER DEFINITIONS.

                                                             DEFINED IN
                      TERM                                     SECTION
                      ----                                   ----------
              "Agreement"                                     Recitals
              "Cashless Exercise"                                 3.04
              "Certificate Register"                              2.04
              "Common Stock"                                  Recitals
              "Company"                                       Recitals
              "Exercise Price"                                    3.01
              "Expiration Date"                                3.02(b)
              "Holders"                                           2.04
              "Registrar"                                         3.07
              "Registration Statement"                            5.01
              "Shares"                                        Recitals
              "Successor Company"                              4.05(a)
              "Transfer Agent"                                    3.05
              "Underwriter"                                   Recitals
              "Warrants"                                      Recitals

         SECTION 1.03. RULES OF CONSTRUCTION. Unless the text otherwise requires:

         (i)      a defined term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

         (iii)    "or" is not exclusive;

         (iv)     "including" means including without limitation; and

         (v) words in the singular include the plural and words in the plural include the singular.


                                    ARTICLE 2

                              WARRANT CERTIFICATES

         SECTION 2.01. FORM AND DATING. The Warrant Certificates shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage and shall bear the legends required by Section 2.02. The Warrant

Certificates shall be dated the date of its countersignature. The terms of the Warrant Certificates set forth in Exhibit A are part of the terms of this Agreement.

         SECTION 2.02. LEGEND. Each Warrant Certificate shall bear the following legend:

         THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF TRUETIME, INC. FOR WHICH THESE WARRANTS ARE EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OR IN CONFORMITY WITH REGULATION S UNDER THE SECURITIES ACT. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANT AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER IS RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

         SECTION 2.03. EXECUTION. Either the Company's President or any Vice President, on behalf of the Company, shall execute the Warrants entitling the Underwriter to purchase in the aggregate up to 200,000 Warrant Shares, with such signature attested by the Company's Secretary or Assistant Secretary.

         SECTION 2.04. REGISTRATION LEDGER. The Warrants shall be numbered and shall be registered by the Company in an appropriate registration ledger as they are issued. The


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


Company shall keep an appropriate registration ledger ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the name and address of the Holder (as defined below) and the date and number of Warrants represented on the face of each Warrant Certificate. The Company shall be entitled to treat the registered holder(s) of the Warrants (the "Holders") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other Person, and shall not be liable for any registration or transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary. Two hundred thousand (200,000) Warrants shall be registered initially in the name of "C.E. Unterberg, Towbin."

         SECTION 2.05. TRANSFER AND EXCHANGE. The Warrants may not be transferred, assigned, sold or hypothecated by the Holders except in accordance with this Section 2.05 or in an involuntary assignment by operation of law to the Holders' personal representative.

         (a) Each Holder of the Warrants, by acceptance thereof, represents and acknowledges that the Warrants have not been and will not be registered under the Securities Act on the grounds that the issuance of the Warrants is exempt from registration under
               Section 4(2) of the Securities Act as not involving any public offering. Each Holder of the Warrants represents and warrants that the Holder (i) is acquiring such Warrants for investment for the Holder's own account, with no intention of reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of the Holder's property shall at all times be within such Holder's control, (ii) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of the Warrants, and (iv) has been provided all such information and access to information concerning the Holder's investment hereunder as the Holder has requested from the Company. The Warrants may not be transferred except (1) to officers and partners of the Underwriter, (2)(x) pursuant to an effective registration statement under the Act or (y) in the case of transfers other than those described in clause (2)(x), upon the conditions specified in the second paragraph of the legend contained in Section 2.02 hereof, which conditions are intended, among other things, to ensure compliance with the provisions of the Act in respect of the transfer of such Warrants, and (3) upon compliance with applicable state securities laws.

         (b) The Warrant Certificates shall be issued in registered form only and shall be transferable only upon the surrender of the Warrant Certificate for registration of transfer. When any Warrant Certificate is presented to the Company with a request to register a transfer, the Company shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code as in effect in the State of New York are met. Any Warrant Certificates issued upon any registration of transfer or exchange of any Warrant Certificate shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange. No service charge will be made to the Holders for any registration of transfer or exchange upon surrender of the Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Warrant Certificates but not for any exchange or original issuance (not involving a transfer) pursuant to Section 3.04 or 3.05.

         SECTION 2.06. REPLACEMENT CERTIFICATE. If a mutilated Warrant Certificate is surrendered to the Company or if a Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate if the requirements of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Warrant Certificate is replaced. The Company may charge the Holder for its expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company. The Company may not issue new Warrant Certificates to replace the Warrant Certificates to the extent it represents Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

                                    ARTICLE 3

                                 EXERCISE TERMS

         SECTION 3.01. EXERCISE PRICE. The Warrants shall initially entitle the Holders thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase an aggregate of 200,000 shares of Common Stock for a per share exercise price (the "Exercise Price") of $[EQUAL TO 110% OF THE INITIAL PUBLIC OFFERING PRICE].

         SECTION 3.02. EXERCISE PERIODS.

         (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time after [DECEMBER] _____, 2000; provided, however, that the Holders will be able to exercise their Warrants only if (i) the Registration Statement relating to the Warrant Shares is effective, or (ii) the exercise of the Warrants is exempt from the registration requirements of the Securities Act, and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.

         (b) The Warrants shall not be exercisable after DECEMBER _____, 2004 (the "Expiration Date").

         SECTION 3.03. EXPIRATION. The Warrants shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or (ii) the date the Warrants are exercised.

         SECTION 3.04. MANNER OF EXERCISE. The Warrants may be exercised upon
(i) surrender to the Company, or its duly authorized agent, of the Warrant Certificate, together with the form of election to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof, and (ii) payment to the Company, or its duly authorized agent, for the account of the Company, of the Exercise Price for each Warrant Share issuable upon the exercise of the Warrants then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or
(ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of the Warrants so as to yield a number of shares of Common Stock upon the exercise of the Warrants equal to the product of
(a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of the Warrants (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of the Warrants in accordance with the immediately preceding sentence is herein called a "Cashless Exercise." Upon surrender of the Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of the Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of the Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holder thereof either in full at any time or from time to time in part and in the event that the Warrant Certificate is surrendered for exercise of less than all the Warrants represented by the Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued by the Company.

         SECTION 3.05. ISSUANCE OF WARRANT SHARES. Subject to Section 2.06, upon the surrender of the Warrant Certificate and payment of the per share Exercise Price, as set forth in Section 3.04, the Company shall issue and cause a transfer agent and registrar for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holders and in such name or names as the Holders may designate a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of the Warrant Certificate and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which the Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

         SECTION 3.06. FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay at the time of exercise an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrants are exercised, multiplied by such fraction, computed to the nearest whole cent.

         SECTION 3.07. RESERVATION OF WARRANT SHARES. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The Transfer Agent shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of the Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply the Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to the Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to the Holders.

         Before taking any action which would cause an adjustment pursuant to
Article 4 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

         The Company covenants that all shares of Common Stock which may be issued upon exercise of the Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through the Company, with respect to the issue thereof.

         SECTION 3.08. COMPLIANCE WITH LAW. Notwithstanding anything in this Agreement to the contrary, in no event shall the Holders be entitled to exercise the Warrants unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the States or other jurisdictions in which such holders reside.

                                    ARTICLE 4

                             ANTIDILUTION PROVISIONS

         SECTION 4.01. CHANGES IN COMMON STOCK. In the event that at any time or from time to time the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of the Warrants immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of shares of Common Stock that the Holders would have owned or have been entitled to receive upon exercise had the Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of capital stock, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above; and subject to Section 4.08, the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by such fraction. An adjustment made pursuant to this Section 4.01 shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of the Company's capital stock.

         SECTION 4.02. CASH DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other assets, properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4.01, (y) any rights, options, warrants or securities described in Section 4.03 and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of the Warrants shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of the Warrants immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other assets or property, warrants, options or subscription or purchase rights; and, subject to Section 4.08, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to the Holders of the Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which the Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of the Warrants or increasing the Exercise Price.

         SECTION 4.03. RIGHTS ISSUED TO ALL HOLDERS OF COMMON STOCK. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock without any charge, rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock other than in connection with the adoption of a shareholder rights plan by the Company, then the number of shares of Common Stock issuable upon the exercise of the Warrants shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. Subject to Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of the Warrants or of increasing the Exercise Price.

         SECTION 4.04 OTHER ISSUANCES OF COMMON STOCK OR RIGHTS. In the event that at any time or from time to time the Company shall issue (i) shares of Common Stock (subject to the provisions below), (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock (provided, however, that no adjustment shall be made upon the exercise of such rights, options or warrants), or (iii) securities convertible into or exchangeable or exercisable for Common Stock (provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such securities (other than issuances specified in (i), (ii) or (iii) which are made as the result of anti-dilution adjustments in such securities)), at a price per share at the record date of such issuance that is less than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock issuable upon the exercise of the Warrants shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities, if any) would purchase at the then Current Market Value per share of Common Stock; and subject to Section 4.08 the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the issuance of shares of Common Stock under any warrants, options or other rights existing on the date hereof, (ii) the issuance of shares of Common Stock in bona fide public offerings that are underwritten or in which a placement agent is retained by the Company, (iii) the issuance of options, or shares of Common Stock pursuant to any option, under any employee benefit plans approved by the Board of Directors, or (iv) the issuance of shares of Common Stock in connection with an acquisition or merger; provided, however, that the Board of Directors has determined that the consideration to be received for such shares in connection with (iv) above is equal to or greater than the Current Market Value per share of the Common Stock. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this Section 4.04 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each warrant or of increasing the Exercise Price. For purposes of Section 4.04 only, any issuance of

Common Stock, or rights, options or warrants to subscribe for, or other securities convertible into or exercisable or exchangeable for, Common Stock, which issuance (or agreement to issue) (A) is in exchange for or otherwise in connection with the acquisition of the property (excluding any such exchange exclusively for cash) of any Person and (B) is at a price per share equal to the lower of the Current Market Value at the time an agreement in principle is reached or at the time a definitive agreement is entered into, shall be deemed to have been made at a price per share equal to the Current Market Value per share at the record date with respect to such issuance (the time of closing or consummation of such exchange or acquisition) if such definitive agreement is entered into within 90 days of the date of such agreement in principle.

         SECTION 4.05. COMBINATION; LIQUIDATION.

         (a) Except as provided in Section 4.05(b), in the event of a Combination, the Holders shall have the right to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or property which the Holders would have been entitled to receive upon or as a result of such Combination had the Warrants been exercised immediately prior to such event. Unless Section 4.05(b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement confirming the Holders' rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

         (b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

               In case of any Combination described in this Section 4.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an independent agent appointed for such purpose the funds, if any, necessary to pay to the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificate is received, such agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering the Warrants.

         SECTION 4.06. SUPERSEDING ADJUSTMENT. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of the Warrants shall be readjusted pursuant to the applicable section of Article 4 as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.01) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of the Warrants or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

         SECTION 4.07. MINIMUM ADJUSTMENT. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

         SECTION 4.08. NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants are adjusted, as herein provided, the Company shall promptly deliver to the Holders in accordance with Section 6.05 a certificate of the Company's chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment.

         SECTION 4.09. NOTICE OF CERTAIN TRANSACTIONS. In the event that the Company shall publicly propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder),
(d) effect any capital reorganization, reclassification, or combination, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within 5 days after any public proposal send to the Holders a notice of such proposed action or offer. Such notice shall be mailed to each Holder at its address as it appears in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants and the Exercise Price after giving effect to any adjustment pursuant to Article 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 4.10. ADJUSTMENT TO WARRANT CERTIFICATE. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and the Warrant Certificate issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as is stated in the Warrant Certificate initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and the Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                    ARTICLE 5

                               REGISTRATION RIGHTS

SECTION 5.01. EFFECTIVENESS OF REGISTRATION STATEMENT.

         (a) The Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act a registration statement covering the resale of the Warrant Shares by the Holders (the "Registration Statement") and shall use all commercially reasonable efforts to cause the Registration Statement to be declared effective on or before the tenth day following the first anniversary of the effective date of the Company's registration statement on Form S-1 (file No. 333-90269). The Company shall cause the Registration Statement to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) two years after the Registration Statement is declared effective by the Commission, unless extended pursuant to Section 5.01(c). The Company shall
               (i)furnish to the Holders, without charge, at least one copy of the Registration Statement and any amendments thereto, (ii) for so long as any Registration Statement is effective, deliver to the Holders, without charge, as many copies of the final prospectus included in such Registration Statement and any amendment or supplement thereto as the Holders may reasonably request and (iii) if in the opinion of counsel for the Holders any amendment or supplement to the Registration Statement is legally required to enable the Holders to resell Warrant Shares, effect such amendments or supplements (during which time after notice of such undertaking to make such amendment or supplement, sales of Warrant Shares will be deferred until such amendment or supplement is effected) and cooperate in any arrangement with respect to such resale.

         (b) If the Company receives notice of a proposed sale under the Registration Statement, the Company may give notice to the Holder requesting such sale that such sale under the Registration Statement must be deferred and not made for up to 60 days (less the number of days that the use of a prospectus was already suspended pursuant to Sections 5.01(b) and (c)) after the date of receipt by the Company of such notice of proposed sale if at the time the Company receives such notice, the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required to be made in the prospectus included in the Registration Statement (but would not be required if such sale were not made) in order to prevent such prospectus from containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein not misleading and the Board of Directors of the Company, based on the advice of counsel, reasonably determines in good faith that such disclosure would be materially detrimental to the Company. A deferral of such proposed sale pursuant to this Section 5.01(b) shall be lifted, and the sale may be forthwith made if the negotiations or other activities are disclosed or terminated.

         (c) If in the reasonable opinion of counsel for the Company any amendment or supplement to the Registration Statement is legally required to enable the Holders to resell Warrant Shares, the Company shall use all commercially reasonable efforts to effect such amendments or supplements as soon as possible during which time, after notice of such undertaking to make such amendment or supplement, sales of Warrant Shares will be deferred until such amendment or supplement is effected. If the Company defers sales pursuant to this Section 5.01(c), the Company will extend the period of effectiveness of the Registration Statement required in
               Section 5.01(a) by either (i) one additional day for each day over 60 days that sales were suspended or (ii) three additional days for each day over 60 days that sales were suspended, if it is determined that such suspension was not legally required.

               In order to defer sales under the Registration Statement pursuant to (b) or (c) of this Section 5.01, the Company shall promptly, upon determining to seek such deferral, deliver to the Holders, a certificate signed by the President or Chief Financial Officer of the Company stating that the Company is deferring sales under the Registration Statement and indicating whether such deferral is pursuant to Section 5.01(b) or (c).

         SECTION 5.02. BLUE SKY. The Company shall use its reasonable efforts to register or qualify the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States and Canada in which the Holders of the Warrants may or may be deemed to purchase Warrant Shares upon the exercise of the Warrants and shall use its reasonable efforts to maintain such registration or qualification through the earlier of
(i) such time as the Warrants have been exercised in full or (ii) the Expiration Date; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.02 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

         SECTION 5.03. ACCURACY OF DISCLOSURE. To the extent the Holders use the Registration Statement for any resale of Warrant Shares as provided in clause
(iii) of Section 5.01, the Company represents and warrants to the Holders and agrees for the benefit of the Holders that (i) the Registration Statement and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (ii) the prospectus delivered to the Holders upon the exercise of the Warrants and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability under clauses (i) or (ii) of this Section 5.03 with respect to any such untrue statement or omission made in any Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holders specifically for inclusion therein.

         SECTION 5.04. INDEMNIFICATION. To the extent the Holders use the Registration Statement for any resale of Warrant Shares as provided in clause
(iii) of Section 5.01:

          (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless the Holders of the Warrants and/or Warrant Shares and each person, if any, who controls the Holders within the meaning of the Securities Act or the Exchange Act (the Holders and such controlling persons being referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including but not limited to any losses, claims, damages, liabilities or actions relating to purchases and sales of the Warrant Shares) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any preliminary or final prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to the Holders and furnished to the Company by or on behalf of the Holders specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to such Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any person as to which there is a prospectus delivery requirement (a "Delivering Seller") that sold the Warrant Shares to the person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Delivering Seller results from the fact that there was not sent or given to such person, on or prior to the written confirmation of such sale, a copy of the relevant prospectus, as amended and supplemented, provided that (I) the Company shall have previously furnished copies thereof to such Delivering Seller in accordance with this Agreement and (II) such furnished prospectus, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission, and (iii) this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

         (b) In connection with any Registration Statement, the Holders of the Warrants and/or Warrant Shares will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act and the directors, officers, agents and employees of such controlling persons from and against any losses, claims, damages or liabilities or any actions in respect thereof to which the Company or any such controlling person or director, officers, agent or employee of such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or preliminary or final prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to the Holders and furnished to the Company by or on behalf of the Holders specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company or any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which the Holders may otherwise have to the Company or any of its controlling persons.

         (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph
               (a) or (b) above, except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one counsel (and local counsel as necessary) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld, but if settled in accordance with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above for any reason other than as provided in subsection (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Holders from the sale of the Warrant Shares pursuant to the Registration Statement exceeds the amount of damages which the Holders would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each officer, director, employee, representative and agent of an indemnified party and each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party, and each officer, director, employee, representative and agent of the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this section shall survive the sale of the Warrant Shares pursuant to the Registration Statement, as the case may be, and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         SECTION 5.05 ADDITIONAL ACTS. If the issuance or sale of any Common Stock or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States of America or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use all reasonable efforts to secure and maintain such registration or approval or to take such other action, as the case may be.

         SECTION 5.06. EXPENSES. All expenses incident to the Company's performance of or compliance with its obligations under this Article 5 will be borne by the Company, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all reasonable expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article 5, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

                                    ARTICLE 6

                                  MISCELLANEOUS

         SECTION 6.01. SEC REPORTS AND OTHER INFORMATION. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and thereupon provide the Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

         SECTION 6.02. PERSONS BENEFITTING. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

         SECTION 6.03. RIGHTS OF THE HOLDERS. The Holders of the unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice as stockholders of any other proceedings of the Company, (v) exercise any preemptive rights or (vi) exercise any other rights whatsoever as stockholders of the Company.

         SECTION 6.04. AMENDMENT. This Agreement may be amended by the parties hereto without the consent of the Holders for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interest of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of the Holders affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of the Warrants would be decreased (other than pursuant to adjustments provided herein) or the exercise period with respect to the Warrants would be shortened. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding. Subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

         SECTION 6.05. NOTICES. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

         if to the Company:

         TrueTime, Inc.
         2835 Duke Court
         Santa Rosa, California
         Attention: Elizabeth Withers

         with a copy to:

         Charles H. Still, Esq.
         Fulbright & Jaworski, L.L.P.
         1301 McKinney, Suite 5100
         Houston, Texas  77010

         if to the Underwriter:

         C.E. Unterberg, Towbin
         Swiss Bank Tower
         10 East 50th Street, 20th Floor
         New York, NY 10022
         Attention:   A. Robert Towbin

         The Company or the Underwriter by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to the Holders shall be mailed to Holders's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to any Holder or any defect in it shall not affect its sufficiency with respect to other Holders, if any. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 6.06. GOVERNING LAW. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

         SECTION 6.07. SUCCESSORS. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors.

         SECTION 6.08. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

         SECTION 6.09. TABLE OF CONTENTS. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 6.10. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                    TRUETIME, INC.



                                    By:
                                        ----------------------------------------
                                        Elizabeth A. Withers
                                        President and Chief Executive Officer


                                    C.E. UNTERBERG, TOWBIN



                                    By:
                                        ----------------------------------------
                                        A. Robert Towbin
                                        Co-Chairman




                        Warrant Agreement Signature Page

                                    EXHIBIT A
                      [FORM OF FACE OF WARRANT CERTIFICATE]


         THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF TRUETIME, INC. FOR WHICH THIS WARRANTS ARE EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OR IN CONFORMITY WITH REGULATION S UNDER THE SECURITIES ACT. ACCORDINGLY, THE HOLDER SHALL NOT BE ENTITLED TO EXERCISE ITS WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (ii) THE ISSUANCE OF SUCH SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER IS RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

No. [ ]
Certificate for __________ Warrants
to Purchase ________ shares of Common Stock


           VOID AFTER 5:00 P.M. NEW YORK TIME ON [DECEMBER] ____, 2004


               WARRANT TO PURCHASE COMMON STOCK OF TRUETIME, INC.


         THIS CERTIFIES THAT [           ], or its registered assigns, is the
registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the registered holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from TrueTime, Inc., a Delaware corporation (the "Company"), [ ] shares of Common Stock, par value of $.01 per share, of the Company (the "Common Stock") at the per share exercise price of $[ ] (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on [December] ___, 2004 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of [December] ____, 1999 (the "Warrant Agreement"), between the Company and C.E. Unterberg, Towbin (the "Underwriter"), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holder of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company
at 2835 Duke Court, Santa Rosa, California 95407, Attention: [           ].

         Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company or its duly authorized agent for the account of the Company at the principal office of the Company or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrants are exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

         As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after the first anniversary of the date of the effective date of the Company's registration statement (file No. 333-90269) on Form S-1; provided, however, that the Holder of Warrants will be able to exercise its Warrants only if a shelf registration statement relating to the Common Stock underlying the Warrants is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the Holder resides; provided further, however, that no Warrant shall be exercisable after the fifth anniversary of the date of the Closing.

         In the event the Company enters into a Combination, the Holder will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property of such surviving entity as the Holder would have been entitled to receive upon or as a result of the combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder will be entitled to receive such cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination, less the Exercise Price.

         As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

         The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificate pursuant to Section 2.05 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificate, the exercise of the Warrants or the issuance of the Warrant Shares.

         Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the principal office of the Company by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrants are exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

         All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

         The Company shall be entitled to treat the Holder of the Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Warrant on the part of any other Person, and shall not be liable for any registration or transfer of the Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

         The Warrant does not entitle any holder hereof to any of the rights of a shareholder of the Company.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been attested by the Secretary or Assistant Secretary of the Company.

                                         TRUETIME, INC.

                                         By:
                                              ----------------------------------
                                         Name:
                                                --------------------------------
                                         Title: [President or Vice President]



DATED:
        ---------------------------------

Attest:
         --------------------------------

Name:
       ----------------------------------
Title: [Secretary or Assistant Secretary]

      FORM OF ELECTION TO PURCHASE WARRANT SHARES (to be executed only upon exercise of Warrants)

                                 TRUETIME, INC.

         The undersigned hereby irrevocably elects to exercise Warrants at an exercise price per Warrant (subject to adjustment) of $[ ] to acquire shares of Common Stock, par value $0.01 per share, of TrueTime, Inc. on the terms and conditions specified within the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to TrueTime, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:
       --------------------------

                                                   -----------------------------
                                                   (Signature of Owner)

                                                   -----------------------------
                                                   (Street Address)

                                                   -----------------------------
                                                    (City) (State) (Zip Code)


                                                   Signature Guaranteed by:


                                                   [Signature must be guaranteed
                                                   by an eligible Guarantor
                                                   Institution (banks, stock
                                                   brokers, savings and loan
                                                   associations and credit
                                                   unions) with membership in an
                                                   approved guarantee medallion
                                                   program pursuant to
                                                   Securities and Exchange
                                                   Commission Rule b 17Ad-5]

Securities and/or check to be issued to:

Please insert social security or identifying number:
                                                      -----------------------
   Name:
          --------------------------------
   Street Address:
                    ----------------------
   City, State and Zip Code:
                              ------------

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

   Please insert social security or identifying number:
                                                         --------------------
   Name:
          --------------------------------
   Street Address:
                    ----------------------
   City, State and Zip Code:
                              ------------